Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,377,589
Unrealized Gain (Loss) on Market Value of Futures	(808,328)
Dividend Income	32,620
Interest Income	55,370
ETF Transaction Fees	350
Total Income (Loss)	$3,657,601

Expenses
General Partner Management Fees	$22,826
Professional Fees	3,823
Brokerage Commissions	4,091
Non-interested Directors' Fees and Expenses	482
Prepaid Insurance Expense	267
NYMEX License Fee	571
Total Expenses	32,060
Expense Waiver	(3,527)
Net Expenses	$28,533
Net Income (Loss)	$3,629,068

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$43,557,907
Withdrawals (200,000 Shares)	(5,915,558)
Net Income (Loss)	3,629,068

Net Asset Value End of Month	$41,271,417
Net Asset Value Per Share (1,400,000 Shares)	$29.48

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596